UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	December 17, 2004

EGL, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Texas
(State or Other Jurisdiction of Incorporation)

000-27288 76-0094895
(Commission File Number) (IRS Employer Identification No.)

15350 Vickery Drive, Houston, Texas 77032
(Address of Principal Executive Offices) (Zip Code)

(281) 618-3100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sales of Equity Securities.

As of December 17, 2004, the holders of $100 million aggregate principal amount of 5% Convertible Subordinated Notes due December 15, 2006 (the “Notes”) of EGL, Inc. (the “Company”) converted their Notes into an aggregate of 5,736,074 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), pursuant to the terms of the Notes and that certain Indenture, dated as of December 7, 2001, between the Company and JPMorgan Chase Bank, National Association, as Trustee, as amended and supplemented by the First Supplemental Indenture thereto dated as of December 7, 2001.

No consideration was received by the Company upon conversion of the Notes into shares of the Company’s Common Stock.

The issuance of shares of the Company’s Common Stock upon conversion of the Notes is exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.  No commission or other remuneration was paid or given, directly or indirectly, by the Company in connection with the exchange of Notes for Common Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 22, 2004

EGL, INC.

By:

/s/ Elijio V. Serrano

Elijio V. Serrano

Chief Financial Officer